Exhibit (g)



                            Consent of Walter Leibold

                               Ministerialdirigent

              Ministry of Finance of the State of Baden-Wurttemberg

I hereby consent to the use of my name and the making of statements with respect to me under the caption "Official Statements and Documents" in Exhibit (d) to the Annual Report on Form 18-K of Landeskreditbank Baden-Wurttemberg - Forderbank for the year ended December 31, 2005 and to the incorporation by reference of such information in the Registration Statement under Schedule B of Landeskreditbank Baden-Wurttemberg - Forderbank filed with the Securities and Exchange Commission of the United States of America.


July 26, 2006

                                              By:  /s/ Walter Leibold
                                                  -----------------------------
                                                   Walter Leibold
                                                   Ministerialdirigent,
                                                       Baden-Wurttemberg
                                                       Ministry of Finance